Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-129390) on Form S-8 of our report dated June 24, 2013 appearing in the annual report on Form 11-K of Oppenheimer & Co. Inc. 401(k) Plan for the year ended December 31, 2012.

/s/ Plante & Moran, PLLC

Auburn Hills, Michigan

June 24, 2013